Exhibit 10.58

STOCK AND WARRANT PURCHASE AGREEMENT

BIOTIME, INC.

1,350,000 Units

Each Unit Consisting of One Common Share
and
0.48148 of a Common Share Purchase Warrant

Price: $3.7037 per Unit

READ THIS AGREEMENT CAREFULLY BEFORE YOU INVEST

The Units (each consisting of one common share, no par value (“Share”), and 0.48148 of a Common Share Purchase Warrant (“Warrant”)) and the common shares issuable upon the exercise of the Warrants (“Warrant Shares”) have not been registered under the Securities Act of 1933, as amended, or applicable state securities laws and may not be offered for sale, sold, transferred, pledged or hypothecated to any person, and the Warrants may not be exercised, in the absence of an effective registration statement covering such securities (or an exemption from such registration) and an opinion of counsel satisfactory to BioTime, Inc. to the effect that such transfer complies with applicable securities laws.

PURCHASE AGREEMENT

This Agreement is entered into by Romulus Films Ltd. (“Purchaser”) and BioTime, Inc., a California corporation (the “Company).

1.	Purchase and Sale of Units.

(a)           Purchaser hereby irrevocably agrees to purchase, and the Company hereby irrevocably agrees to sell to Purchaser 1,350,000 Units at the price of $3.7037 per Unit.  Each Unit consists of one common share, no par value (“Share”), of the Company and 0.48148 of a Common Share Purchase Warrant (“Warrant”).  Each whole Warrant will entitle the holder to purchase, on the terms and conditions set forth in the Warrant Agreement governing the Warrant, one common share, no par value of the Company (“Warrant Share”) for $5.00 per Warrant Share (the “Warrant Price”), subject to adjustment as provided in the Warrant Agreement a copy of which is attached as Exhibit A (the “Warrant Agreement”).

(b)           No fractional Units shall be sold and no fractional Shares or fractional Warrants shall be issued.  If the sale of Units to Purchaser would result in the issuance of a fractional Warrant, the fractional portion of the Warrant shall be disregarded and there shall be no reduction in the purchase price of the Units or cash payment in lieu of the disregarded fractional Warrant.  The number of whole Warrants shall be determined based on the total number of Units to be sold to Purchaser at a Closing (as defined below) so that fractional Warrants will be aggregated to minimize or, if possible, eliminate potential fractional Warrants so that in the aggregate the Purchaser receives only whole Warrants.

2.           Closing.  The consummation of the sale of the Units (“Closing”) will take place in two tranches (each a “Tranche’), a 540,000 Unit tranche (the “First Tranche”) and an 810,000 Unit tranche (the “Second Tranche”).  The Closing of the First Tranche (540,000 Units) will take place on January 4, 2013, or on such other date, not later than January 18, 2013, on which BioTime enters into a lease for the office and laboratory facility located at 230 Constitution Drive, Menlo Park, California (the “Lease”).  The Closing of the Second Tranche (810,000 Units) will take place concurrently with, and shall be conditioned upon, the closing of the “Stem Cell Transaction.”  The Stem Cell Transaction means a transaction among the Company, BioTime Acquisition Corporation (“BAC”), and Geron Corp. (“Geron”) pursuant to which Geron and the Company will contribute certain assets to BAC in exchange for shares of BAC common stock, and in the case of the Company, certain BAC stock purchase warrants.  The obligations of BioTime and BAC to close the Stem Cell Transaction may be conditioned upon your purchase of the Units pursuant to this Agreement, and BAC common stock pursuant to an agreement with BAC.

(a)           The Company will give Purchaser at least two business days prior notice of the date on which the Closing of the First Tranche will take place (“First Closing Date”).  On the First Closing Date, Purchaser shall purchase 540,000 Units and shall pay to the Company, by wire transfer to an account designated by the Company, the full purchase price of such Units.  On the First Closing Date, the Company will issue to the Purchaser the Shares and Warrants comprising the Units purchased.  The Company shall apply the proceeds from the First Tranche to (i) its obligations arising under or with respect to the Lease, (ii) other Company operating expenses, and (iii) expenses arising in connection with the Stem Cell Transaction, and the Company may advance proceeds, in whole or in part, to BAC to finance costs and expenses incurred by BAC in connection with the Stem Cell Transaction, and costs and expenses incurred by BAC prior to the closing of the Stem Cell Transaction.

(b)           The Company shall give Purchaser not less than five (5) business days prior notice of the date on which the Closing of the Second Tranche will take place (“Second Closing Date”).  On the Second Closing Date, Purchaser shall purchase 810,000 Units and shall pay to the Company, by wire transfer to an account designated by the Company (which may, at the Company’s election, be an account of BAC), the full purchase price of such Units.  On the Second Closing Date, the Company will issue to the Purchaser the Shares and Warrants comprising the Units purchased.

(c)           The issue of the Shares purchased may be, at the election of the Company, by book entry of such Shares purchased, in the name of the Purchaser, on the records of the transfer agent of the Shares or by a stock certificate in the name of the Purchaser for the number of Shares purchased.  Warrants purchased shall be delivered to the Purchaser upon the First Closing Date or Second Closing Date, as applicable, along with a copy of the Warrant Agreement governing the Warrants executed by the Company.

(d)           The Closing of each Tranche of the sale of the Shares and Warrants shall be subject to the following conditions:

(i)            The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on the date of the applicable Closing, and the Company shall have complied in all material respects with its covenants required to have been performed as of the applicable date of Closing;

(ii)            No event shall have occurred that has had, or is reasonably expected to have, a Material Adverse Effect;

(iii)           No litigation or other proceeding of any kind to enjoin, delay, prohibit or restrict the consummation of the sale of the Shares and Warrants under this Agreement, or the Stem Cell Transaction shall be pending, and there shall be no judgment, order or writ of any court or government authority in effect prohibiting or restricting the consummation of the of the sale of the Shares and Warrants under this Agreement, or consummation of the Stem Cell Transaction by any party;

(iv)           The Shares to be sold on the applicable Closing, and the Warrant Shares issuable upon the exercise of the Warrants to be sold on the applicable Closing, shall have been approved for listing on the NYSE MKT;

(v)           In the case of the Closing of the Second Tranche only, the Stem Cell Transaction shall have closed or shall close concurrently with the Closing.

(e)           As used in this Agreement, “Material Adverse Effect” shall mean any change that does, or would be reasonably expected to, have a material adverse effect on the business, operations, financial condition, or assets of the Company on a consolidated basis, provided, however, that none of the following shall be deemed either alone or in combination to constitute, and none of the following shall be taken into account in determining whether there has been or would be, a Material Adverse Effect:  (a) any adverse effect resulting from or arising out of the announcement, pendency, or consummation of the transactions contemplated by this Agreement or the Stem Cell Transaction; (b) any adverse effect resulting from or arising out of general economic conditions; (c) any adverse effect resulting from or arising out of general conditions in the industries in which the Company or Geron operates; (d) any adverse effect resulting from or arising out of any natural disaster or any acts of terrorism, sabotage, military action or war or any escalation or worsening thereof; and (e) any adverse effect resulting from or arising out of any changes in any law, statute, rule or regulation, or the judicial or administrative interpretation thereof, or any change in generally accepted accounting principles.

3.             Registration Rights.  Concurrently with the execution and delivery of this Agreement, Purchaser and the Company shall enter into a Registration Rights Agreement in the form of Exhibit B, pursuant to which the Company is agreeing to register the Shares, the Warrants and the Warrant Shares under the Securities Act of 1933, as amended (the “Act”).

4.             Representations and Warranties of BioTime.  The Company makes the following representations and warranties for the benefit and reliance of Purchaser.  The following representations and warranties are true and correct on the date of this Agreement and shall be true as of the First Closing Date and Second Closing Date, as applicable, and are qualified accordingly.

(a)           Organization.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of California, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  The Company is duly qualified to conduct business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to so qualify would not have a material adverse effect on its business.

(b)           Authority; Enforceability.  The Company has the corporate power and authority (i) to execute and deliver, and to perform all of its obligations under, this Agreement, the Warrant Agreement, and the Registration Rights Agreement, and (ii) to execute and deliver, and to perform all of its obligations under, the agreements to which it currently is contemplated the Company will be a party in consummation of the Stem Cell Transaction.  The execution and delivery of this Agreement, the Warrant Agreement, and the Registration Rights Agreement and the performance by the Company of its obligations under this Agreement, the Warrant Agreement, and the Registration Rights Agreement have been duly authorized by all necessary action on the part of the Board of Directors of the Company.  This Agreement, the Warrant Agreement and the Registration Rights Agreement are the valid and binding agreements of the Company, enforceable in accordance with their respective terms, except to the extent limited by any bankruptcy, insolvency, or similar law affecting the rights of creditors generally.

(c)           No Conflict.  The execution and delivery of this Agreement, the Warrant Agreement, and the Registration Rights Agreement, the consummation of the transactions contemplated hereunder and thereunder, and the consummation of the transactions currently contemplated pursuant to the Stem Cell Transaction, in each case by the Company do not and will not violate any provisions of (i) any federal or state rule, regulation, statute, or law applicable to the Company or (ii) the terms of any order, writ, or decree of any federal or state court or judicial or regulatory authority or body by which the Company is bound, (iii) the articles of incorporation or bylaws of the Company or (iv) any agreement, instrument or contract to which the Company is a party and which is material to the business of the Company.

(d)           Validity of the Shares and Warrants.  The Shares, when delivered at a Closing, will be duly authorized and validly issued, fully paid, and nonassessable.  The Warrants, when delivered at a Closing, will be the duly authorized and valid obligations of the Company, enforceable in accordance with the terms of the Warrant Agreement. The Warrant Shares, when issued upon exercise of the Warrants, will be duly authorized and validly issued, fully paid, and nonassessable.

(e)           Litigation.  There is no action, proceeding, or investigation pending which challenges the Company’s right to enter into this Agreement, or challenges any action taken or to be taken, by the Company in connection with this Agreement.

(f)           Disclosure Documents; Financial Statements.  The Company has filed all reports required to be filed by it under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) thereof (the foregoing materials being collectively referred to herein as the SEC Reports), during the twelve (12) months prior to the date hereof.  None of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The financial statements of the Company included in the SEC Reports have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(g)           Absence of Certain Changes.  Since December 31, 2011, except as specifically disclosed in SEC Reports, (i) there has not been any material adverse change in the financial condition, assets, liabilities, revenues, or business of the Company and its subsidiaries, taken as a whole, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables, accrued expenses, licensing fees and similar expenses, and other liabilities incurred in the ordinary course of business consistent with past practice, (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or not required to be disclosed in filings made with the Securities and Exchange Commission, (C) liabilities arising under the Lease and the Company’s agreement with BAC and Geron with respect to the Stem Cell Transaction, and (D) liabilities arising under this Agreement, the Warrant Agreement, and the Registration Rights Agreement, (iii) the Company has not altered its method of accounting or the identity of its auditors, and (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed, or made any agreements to purchase or redeem any shares of its capital stock.

(h)           Listing and Maintenance Requirements.  The Company has not, in the 12 months preceding the date hereof, received notice from the NYSE MKT to the effect that the Company is not in compliance with the listing or maintenance requirements of the NYSE MKT.

(i)           Taxes.  Since January 1, 2006, the Company has filed when due all federal, state, and local income tax returns, and all other returns with respect to taxes which are required to be filed with the appropriate authorities of the jurisdictions where business is transacted by the Company, or where the Company owns any property, and any taxes due, as reflected on such tax returns, have been paid.

5.             Investment Representations.  Purchaser represents and warrants to the Company that:

(a)           Authority; Enforceability.  The Purchaser has the corporate power and authority to execute and deliver, and to perform all of its obligations under, this Agreement.  The execution and delivery of this Agreement, and the performance by the Purchaser of its obligations under this Agreement and the Registration Rights Agreement, have been duly authorized by all necessary action on the part of the Board of Directors or similar governing body of the Purchaser.  This Agreement and the Registration Rights Agreement are the valid and binding agreements of the Purchaser, enforceable in accordance with their respective terms, except to the extent limited by any bankruptcy, insolvency, or similar law affecting the rights of creditors generally.

(b)           No Conflict.  The execution and delivery of this Agreement, and consummation of the transactions contemplated hereunder, including the purchase of the Shares and Warrants, by the Purchaser do not and will not violate any provisions of (i) any rule, regulation, statute, or law applicable to the Purchaser or (ii) the terms of any order, writ, or decree of any court or judicial or regulatory authority or body by which the Purchaser is bound, or (iii) the articles of incorporation, bylaws, or similar charter or governing documents of the Purchaser.

(c)           Due Diligence.  Purchaser has made such investigation of the Company as Purchaser deemed appropriate for determining to acquire (and thereby make an investment in) the Units, including the Shares and Warrants.  In making such investigation, Purchaser has had access to such financial and other information concerning the Company as Purchaser requested.  Purchaser has received and read copies of the form of Warrant Agreement, including the form of the Warrant, the form of Registration Rights Agreement, the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2011, the Company’s quarterly reports on Form 10-Q for the fiscal quarters ended March 31, 2012, June 30, 2012, and September 30, 2012, and a copy of each of the Company’s Current Reports on Form 8-K filed with the Securities and Exchange Commission after March 14, 2012, and the Company’s proxy statement for its 2012 annual meeting of shareholders which together with this Agreement constitute the “Disclosure Documents.”  Purchaser is relying on the information provided in the Disclosure Documents or otherwise communicated to Purchaser in writing by the Company.  Purchaser has not relied on any statement or representations inconsistent with those contained in the Disclosure Documents or otherwise communicated to Purchaser in writing by the Company.  Purchaser has had a reasonable opportunity to ask questions of and receive answers from the executive officers of the Company concerning the Company, and to obtain additional information (including all exhibits listed in the Disclosure Documents), to the extent possessed or obtainable by the Company without unreasonable effort or expense, necessary to verify the information in the Disclosure Documents.  All such questions have been answered to Purchaser’s satisfaction.

(d)           Unregistered Offer and Sale.  Purchaser understands that the Shares and Warrants are being offered and sold without registration under the Act, or qualification under the California Corporate Securities Law of 1968, or under the laws of any other states of the United States, or the laws of England or the United Kingdom, or any other country, in reliance upon the exemptions from such registration and qualification requirements.  Purchaser acknowledges and understands that the availability of the aforesaid exemptions depends in part upon the accuracy of certain of the representations, declarations and warranties made by Purchaser, and the information provided by Purchaser, in this Agreement,  Purchaser is making such representations, declarations and warranties, and is providing such information, with the intent that the same may be relied upon by the Company and its officers and directors in determining Purchaser’s suitability to acquire the Shares and Warrants.  Purchaser understands and acknowledges that no English or United Kingdom or United States federal, state or other agency has reviewed or endorsed the offering of the Shares and Warrants or made any finding or determination as to the fairness of the offering or sale of the Shares and Warrants or the completeness of the information in the Disclosure Documents.

(e)           Restrictions on Exercise and Transfer.  Purchaser understands that the Shares and Warrants may not be offered, sold, or transferred in any manner, and the Warrants may not be exercised, unless subsequently registered under the Act, or unless there is an exemption from such registration available for such offer, sale or transfer.

(f)           Knowledge and Experience.  Purchaser (or if Purchaser is not a natural person, the officers and directors making the decision on behalf of Purchaser to purchase the Shares and Warrants) has such knowledge and experience in financial and business matters to enable Purchaser to utilize the information contained in the Disclosure Documents or otherwise made available to Purchaser to evaluate the merits and risks of an investment in the Shares and Warrants and to make an informed investment decision.

(g)           Investment Intent.  Purchaser is acquiring the Shares and Warrants solely for Purchaser’s own account and for investment purposes, and not with a view to, or for sale in connection with, any distribution of the Shares and Warrants other than pursuant to an effective registration statement under the Act or unless there is an exemption from such registration available for such offer, sale or transfer.

(h)           Forward Looking Statements.  Matters discussed in the Disclosure Documents include matters that may be considered “forward looking” statements within the meaning of Section 27(a) of the Act and Section 21(e) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which statements Purchaser acknowledges and agrees are not guarantees of future performance and involve a number of risks and uncertainties.  Nothing contained in this Section 5(h) shall modify, amend or affect Purchaser’s right to rely on the truth, accuracy and completeness of the statements and representations made in the Disclosure Documents or otherwise communicated to Purchaser in writing by the Company or on the Company’s representations and warranties contained in this Agreement.

(i)            Receipt of Contracts.  Purchaser has been provided with a copy of the Lease.

(j)             No Assurance of Return on Investment.  It has never been represented, guaranteed or warranted to Purchaser by BioTime or any officer, director, employee, or agent of BioTime, that Purchaser will realize any specific value, sale price, or profit as a result of acquiring the Shares and Warrants.

6.             Stem Cell Transaction.

(a)           Purchaser acknowledges receipt of copies of the draft agreements listed on Schedule II, which the Company represents are the most recent drafts as of the date hereof of the proposed agreements between or among the Company, BAC or Geron relating to the Stem Cell Transaction.

(b)           Upon completion of the Stem Cell Transaction, BAC, alone or though one or more joint development, joint venture, or similar arrangements, will use the assets acquired from Geron pursuant thereto for research and development of products for commercialization, or will license assets to third parties for such purpose.

7.             Resale Restrictions.

(a)           Purchaser agrees that it will not sell, offer for sale, or transfer any of their Shares or Warrants unless those Shares or Warrants, as applicable, have been registered under the Act, or unless there is an exemption from such registration and an opinion of counsel reasonably acceptable to the Company has been rendered stating that such offer, sale, or transfer will not violate any United States federal or state securities laws.

(b)           The certificates evidencing Shares or Warrants will contain a legend to the effect that transfer is prohibited except pursuant to registration under the Act, or pursuant to an available exemption from registration under the Act.

(c)           The Company will refuse to register the transfer, and will issue instructions to the transfer agent and registrar of the Shares and Warrants to refuse to register the transfer, of any Shares or Warrants not made pursuant to registration under the Act or pursuant to an available exemption from registration under the Act.

8.             Accredited Investor Qualification.  Purchaser qualifies as an “accredited investor” under Regulation D in the following manner.  (Please check or initial all that apply to verify that you qualify as an “accredited investor.”)

_____(a)  Purchaser is a natural person whose net worth, or joint net worth with spouse, at the date of purchase exceeds $1,000,000 (not including the value of your principal residence and excluding mortgage debt secured by your principal residence up to the estimated fair market value of the home, except that any mortgage debt incurred by you within 60 days prior to the date of this Questionnaire shall not be excluded from the determination of your net worth unless such mortgage debt was incurred to acquire the residence).

_____(b)  Purchaser is a natural person whose individual gross income (excluding that of spouse) exceeded $200,000 in each of the past two calendar years, and who reasonably expects individual gross income exceeding $200,000 in the current calendar year.

_____(c)  Purchaser is a natural person whose joint gross income with spouse exceeded $300,000 in each of the past two calendar years, and who reasonably expects joint gross income with spouse exceeding $300,000 in the current calendar year.

_____(d) Purchaser is a bank, savings and loan association, broker/dealer, insurance company, investment company, pension plan or other entity defined in Rule 501(a)(1) of Regulation D as promulgated under the Act by the Securities and Exchange Commission.

_____(e)  Purchaser is a trust, and the trustee is a bank, savings and loan association, or other institutional investor as defined in Rule 501(a)(1) of Regulation D as promulgated under the Act by the Securities and Exchange Commission.

_____(f) Purchaser is a private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940.

_____(g) Purchaser is a trust, and the grantor (i) has the power to revoke the trust at any time and regain title to the trust assets; and (ii) meets the requirements of items (a) (b), or (c) above.

_____(h)  Purchaser is a tax-exempt organization described in Section 501(c) (3) of the Internal Revenue Code, or a corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring Shares and Warrants with total assets in excess of $5,000,000.

_____(i)  The Purchaser is a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring Shares and Warrants, whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in the Shares and Warrants.

✓ (j) The Purchaser is an entity in which all of the equity owners meet the requirements of at least one of items (a) through (i) above.

9.             Entities.  If Purchaser is a corporation, partnership, limited liability company, trust, private limited company, or other entity, Purchaser represents and warrants that: (a) it is authorized and otherwise duly qualified to purchase and hold the Shares and Warrants; (b) it has its principal place of business as set forth in Section 11; and (c) it has not been formed or reorganized for the specific purpose of acquiring Shares and Warrants.

10.           Miscellaneous.

(a)            Governing Law.  This Agreement shall be governed by, interpreted, construed and enforced in accordance with the laws of the State of California, as such laws are applied to contracts by and among residents of California, and which are to be performed wholly within California.

(b)           Amendment.  Neither this Agreement nor any provisions hereof shall be modified, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

(c)            Notices.  Any notice, demand or other communication that any party hereto may be required, or may elect, to give shall be sufficiently given when (i) delivered personally at such address, (ii) delivered to such address by air courier delivery service, or (iii) delivered by electronic mail (email) to such electronic mail address as may be specified under this Agreement.  The address for notice to the Company is: BioTime, Inc., 1301 Harbor Bay Parkway, Suite 100, Alameda, California 94502; Attention: Peter S. Garcia, Chief Financial Officer; email: pgarcia@biotimemail.com.  The address for notice of Purchaser is shown in Section 11.  A party may change its address for notice by giving the other parties notice of a new address in the manner provided in this Agreement.

(d)            Counterparts.  This Agreement may be executed through the use of separate signature pages or in any number of counterparts, and each of such counterparts shall, for all purposes, constitute one agreement binding on all the parties, notwithstanding that all parties are not signatories to the same counterpart.  Counterparts sent by electronic mail, facsimile, or other electronic means, including signatures thereon, shall be deemed originals.

(e)            Parties.  Except as otherwise provided herein, the Agreement shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and assigns.

(f)            Entire Agreement.  This Agreement contains the entire agreement of the parties with respect to its subject matter, and there are no representations, covenants or other agreements with respect to the subject matter of this Agreement except for those stated or referred to herein.

(g)           No Assignment.  This Agreement is not transferable or assignable by the undersigned except as may be provided herein.

(h)           Delays and Omissions.  No delay or omission to exercise any right, power, or remedy accruing to any party to this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such party, nor shall such delay or omission be construed to be a waiver of, or an acquiescence in, any such breach or default or any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  Any waiver, permit, consent, or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be made in writing, and shall be effective only to the extent specifically set forth in such writing.

(i)             Expenses.  Each party shall bear their own expenses incurred on their behalf with respect to this Agreement and to the transactions contemplated by this Agreement.

(j)             No Brokers or Finders Fees.  The Company and Purchaser warrant to each other that no person is entitled to receive any fee, commission, or other compensation as a broker, finder, or otherwise, in connection with the execution and delivery of this Agreement or the issue and sale of the Units or the Shares and Warrants comprising the Units.

(k)           Titles and Subtitles.  The titles or headings of the Sections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

(l)             Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, each such unenforceable provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if each such unenforceable provision were so excluded; the balance of this Agreement as so interpreted shall be enforceable in accordance with its terms.

11.           Investor Information.

Name:	ROMULUS FILMS LTD

Address:	WESSEX HOUSE CHESHAM STREET

LONDON SWIX8ND

email:

Social Security or U.S. Taxpayer Identification Number:

State of Residence or Principal Place of Business:	UNITED KINGDOM

Country of Residence if other than United States:	UNITED KINGDOM

Information from Corporations, Partnerships, Limited Liability Companies, Trusts, or Other Entity Investors:

Date of Formation:	October 12, 1949

Name and title of person authorized to bind the entity:	Jonathan C. Woolf, Director

IN WITNESS WHEREOF, the undersigned has entered into this Agreement and hereby agrees to purchase Units for the price stated above and upon the terms and conditions set forth herein.  The undersigned hereby agrees to all of the terms of the Warrant Agreement and Registration Rights Agreement and agrees to be bound by the terms and conditions thereof.

Dated:  January 4, 2013.
Romulus Films Ltd.

By:	/s/ Jonathan C. Woolf
Jonathan C. Woolf

Title:	Director

ACCEPTANCE BY COMPANY

The Company hereby agrees to sell to the Purchaser the Units referenced in this Agreement in reliance upon all the representations, warranties, terms and conditions contained in this Agreement.

IN WITNESS WHEREOF, the undersigned, on behalf of the Company, has executed this acceptance as of the date set forth below.

Dated: January 4, 2013	BIOTIME, INC.

	By:	/s/ Michael D. West

	Title:	Chief Executive Officer

SCHEDULE I

	Number of Units Obligated to Purchase
Purchaser	First Tranche	Second Tranche

Romulus Films Lrd.	540,000	810,000

SCHEDULE II

List of Stem Cell Transaction Documents

Asset Contribution Agreement

Form of BioTime Warrant Agreement

BioTime Stem Cell Lines License Agreement

Form of Royalty Agreement

Form of Assumption Agreement

Post-Closing CDA

Form of Amended and Restated BAC Certificate of Incorporation

Form of Amended BioTime Articles of Incorporation

Form of Telomerase Exclusive Sublicense Agreement